Exhibit 99.1

PRESS RELEASE

CONTACT:
Brian L. Cantrell
Alliance Holdings GP, L.P.
1717 South Boulder Avenue, Suite 400
Tulsa, Oklahoma 74119
(918) 295-7673

FOR IMMEDIATE RELEASE

ALLIANCE HOLDINGS GP, L.P.

Increases Quarterly Distribution by 2.8% to $0.465 Per Unit and Reports Record Quarterly Financial Results

TULSA, OKLAHOMA, April 26, 2010 – Alliance Holdings GP, L.P. (NASDAQ: AHGP) today announced that the Board of Directors of its general partner declared a quarterly cash distribution for the quarter ended March 31, 2010 (the “2010 Quarter”) of $0.465 per unit, or an annualized rate of $1.86 per unit, which will be paid on May 20, 2010, to AHGP’s unitholders of record as of the close of trading on May 13, 2010.

The announced distribution represents a 12.0% increase over the $0.415 per unit distribution (an annualized rate of $1.66 per unit) for the quarter ended March 31, 2009 (the “2009 Quarter”) and an increase of 2.8% over the fourth quarter 2009 distribution of $0.4525 per unit (an annualized rate of $1.81 per unit).

The declared distribution is based on the distribution AHGP will receive from its ownership interests in Alliance Resource Partners, L.P. (NASDAQ: ARLP). ARLP today announced a quarterly distribution for the 2010 Quarter of $0.79 per unit, or $3.16 per unit on an annualized basis, payable on May 14, 2010 to all unitholders of record as of the close of trading on May 7, 2010.

AHGP also reported net income for the 2010 Quarter of $41.0 million, or $0.69 per basic and diluted limited partner unit, an increase of 5.7% compared to net income for the 2009 Quarter of $38.8 million, or $0.65 per basic and diluted limited partner unit.

AHGP currently has no other operating activities apart from those conducted by the operating subsidiaries of ARLP and reports its financial results on a consolidated basis with the financial results of ARLP. AHGP’s principal sources of cash flow are its ownership of general partner interests, limited partner interests and incentive distribution rights in ARLP. Based on ARLP’s current declared distribution, AHGP expects to receive quarterly cash distributions from ARLP of $28.7 million, or $114.8 million on an annualized basis. AHGP’s primary cash requirements are for working capital, distributions to its unitholders and general and administrative expenses, including for 2010 an estimated $2.3 million in general and administrative expenses associated with being a publicly traded limited partnership. At March 31, 2010, AHGP had no borrowings outstanding under its revolving credit facility.

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AHGP and ARLP will discuss their 2010 Quarter financial results during a joint conference call scheduled for today at 10:00 a.m. Eastern. To participate in the conference call, dial (800) 435-1261 and provide pass code 35830395. International callers should dial (617) 614-4076 and provide the same pass code. Investors may also listen to the call via the “investor information” section of ARLP’s website at http://www.arlp.com or AHGP’s website at http://www.ahgp.com.

An audio replay of the conference call will be available for approximately one week. To access the audio replay, dial (888) 286-8010 and provide pass code 38659156. International callers should dial (617) 801-6888 and provide the same pass code.

This announcement is intended to be a qualified notice under Treasury Regulation Section 1.1446-4(b), with 100% of the partnership’s distributions to foreign investors attributable to income that is effectively connected with a United States trade or business. Accordingly, AHGP’s distributions to foreign investors are subject to federal income tax withholding at the highest applicable tax rate.

About Alliance Holdings GP, L.P.

AHGP is a limited partnership formed to own and control Alliance Resource Management GP, LLC, the managing general partner of ARLP, through which it holds a 1.98% general partner interest and the incentive distribution rights in ARLP. In addition, AHGP owns 15,544,169 common units of ARLP.

News, unit prices and additional information about AHGP including filings with the Securities and Exchange Commission, are available at http://www.ahgp.com. For more information, contact the investor relations department of AHGP at (918) 295-1415 or via e-mail at investorrelations@ahgp.com.

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The statements and projections used throughout this release are based on current expectations. These statements and projections are forward-looking, and actual results may differ materially. These projections do not include the potential impact of any mergers, acquisitions or other business combinations that may occur after the date of this release. At the end of this release, we have included more information regarding business risks that could affect our results.

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FORWARD-LOOKING STATEMENTS: With the exception of historical matters, any matters discussed in this press release are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from projected results. These risks, uncertainties and contingencies include, but are not limited to, the following: increased competition in coal markets and the ARLP Partnership’s ability to respond to the competition; decreases in coal prices, which could adversely affect the ARLP Partnership’s operating results and cash flows; risks associated with the ARLP Partnership’s expansion of its operations and properties; deregulation of the electric utility industry or the effects of any adverse change in the coal industry, electric utility industry, or general economic conditions; dependence on significant customer contracts, including renewing customer contracts upon expiration of existing contracts; weakness in global economic conditions or in industries in which our customers operate; liquidity constraints, including those resulting from the cost or unavailability of financing due to current capital market conditions; customer bankruptcies, cancellations or breaches to existing contracts, or other failures to perform; customer delays, failure to take coal under contracts or defaults in making payments; adjustments made in price, volume or terms to existing coal supply agreements; fluctuations in coal demand, prices and availability due to labor and transportation costs and disruptions, equipment availability, governmental regulations, including those related to carbon dioxide emissions, and other factors; legislation, regulatory and court decisions and interpretations thereof, including issues related to climate change and miner health and safety; the ARLP Partnership’s productivity levels and margins it earns on coal sales; greater than expected increases in raw material costs; greater than expected shortage of skilled labor; the ARLP Partnership’s ability to maintain satisfactory relations with its employees; any unanticipated increases in labor costs, adverse changes in work rules, or unexpected cash payments associated with post-mine reclamation and workers’ compensation claims; any unanticipated increases in transportation costs and risk of transportation delays or interruptions; greater than expected environmental regulation, costs and liabilities; a variety of operational, geologic, permitting, labor and weather-related factors; risks associated with major mine-related accidents, such as mine fires, or interruptions; results of litigation, including claims not yet asserted; difficulty maintaining the ARLP Partnership’s surety bonds for mine reclamation as well as workers’ compensation and black lung benefits; difficulty in making accurate assumptions and projections regarding pension and other post-retirement benefit liabilities; coal market’s share of electricity generation, including as a result of environmental concerns related to coal mining and combustion and the cost and perceived benefits of alternative sources of energy, such as natural gas, nuclear energy and renewable fuels; replacement of coal reserves; a loss or reduction of benefits from certain tax credits; difficulty obtaining commercial property insurance, and risks associated with the ARLP Partnership’s participation (excluding any applicable deductible) in its commercial insurance property program.

Additional information concerning these and other factors can be found in AHGP’s public periodic filings with the Securities and Exchange Commission (“SEC”), including AHGP’s Annual Report on Form 10-K for the year ended December 31, 2009, filed on March 3, 2010 with the SEC. Except as required by applicable securities laws, AHGP does not intend to update its forward-looking statements.

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ALLIANCE HOLDINGS GP, L.P. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND OPERATING DATA

(In thousands, except unit and per unit data)

(Unaudited)

	Three Months Ended March 31
	2010	2009
SALES AND OPERATING REVENUES:
Coal sales	$364,159	$312,260
Transportation revenues	9,705	10,890
Other sales and operating revenues	6,753	6,041

Total revenues	380,617	329,191

EXPENSES:
Operating expenses (excluding depreciation, depletion and amortization)	239,267	196,376
Transportation expenses	9,705	10,890
Outside coal purchases	1,842	4,760
General and administrative	11,203	10,117
Depreciation, depletion and amortization	36,296	27,350

Total operating expenses	298,313	249,493

INCOME FROM OPERATIONS	82,304	79,698
Interest expense	(7,595)	(7,981)
Interest income	52	648
Other income (expense)	(150)	226

INCOME BEFORE INCOME TAXES	74,611	72,591
INCOME TAX EXPENSE	169	427

NET INCOME	74,442	72,164
LESS: NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS	(33,414)	(33,338)

NET INCOME ATTRIBUTABLE TO ALLIANCE HOLDINGS GP, L.P. (“NET INCOME OF AHGP”)	$41,028	$38,826

BASIC AND DILUTED NET INCOME OF AHGP PER LIMITED PARTNER UNIT	$0.69	$0.65

DISTRIBUTIONS PAID PER LIMITED PARTNER UNIT	$0.4525	$0.4025

WEIGHTED AVERAGE NUMBER OF UNITS OUTSTANDING-BASIC AND DILUTED	59,863,000	59,863,000

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ALLIANCE HOLDINGS GP, L.P. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except unit data)

(Unaudited)

	March 31, 2010	December 31, 2009
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$37,608	$24,361
Trade receivables	123,731	91,223
Other receivables	2,906	3,159
Due from affiliate	1,675	—
Inventories	61,274	64,357
Advance royalties	3,629	3,629
Prepaid expenses and other assets	5,884	8,889

Total current assets	236,707	195,618

PROPERTY, PLANT AND EQUIPMENT:
Property, plant and equipment, at cost	1,445,367	1,378,914
Less accumulated depreciation, depletion and amortization	(585,455)	(556,370)

Total property, plant and equipment, net	859,912	822,544

OTHER ASSETS:
Advance royalties	29,148	26,802
Other long-term assets	9,567	9,303

Total other assets	38,715	36,105

TOTAL ASSETS	$1,135,334	$1,054,267

LIABILITIES AND PARTNERS’ CAPITAL

CURRENT LIABILITIES:
Accounts payable	$74,059	$63,496
Due to affiliates	360	27
Accrued taxes other than income taxes	14,681	10,792
Accrued payroll and related expenses	26,104	22,101
Accrued interest	6,725	2,918
Workers’ compensation and pneumoconiosis benefits	10,046	9,886
Current capital lease obligation	317	324
Other current liabilities	12,393	11,205
Current maturities, long-term debt	18,000	18,000

Total current liabilities	162,685	138,749

LONG-TERM LIABILITIES:
Long-term debt, excluding current maturities	445,250	422,000
Pneumoconiosis benefits	35,261	34,344
Accrued pension benefit	19,688	19,696
Workers’ compensation	56,836	53,845
Asset retirement obligations	53,656	53,116
Due to affiliates	396	314
Long-term capital lease obligation	388	460
Other liabilities	9,115	9,043

Total long-term liabilities	620,590	592,818

Total liabilities	783,275	731,567

COMMITMENTS AND CONTINGENCIES

PARTNERS’ CAPITAL:
Alliance Holdings GP, L.P. (“AHGP”) Partners’ Capital:
Limited Partners – Common Unitholders 59,863,000 units outstanding, respectively	283,681	269,742
Accumulated other comprehensive loss	(7,338)	(7,465)

Total AHGP Partners’ Capital	276,343	262,277
Noncontrolling interests	75,716	60,423

Total Partners’ Capital	352,059	322,700

TOTAL LIABILITIES AND PARTNERS’ CAPITAL	$1,135,334	$1,054,267

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ALLIANCE HOLDINGS GP, L.P. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Three Months Ended March 31,
	2010	2009
CASH FLOWS PROVIDED BY OPERATING ACTIVITIES	$106,195	$74,420

CASH FLOWS FROM INVESTING ACTIVITIES:
Property, plant and equipment:
Capital expenditures	(77,457)	(85,597)
Changes in accounts payable and accrued liabilities	6,048	17,784
Proceeds from sale of property, plant and equipment	101	—
Receipts of prior advances on Gibson rail project	562	535

Net cash used in investing activities	(70,746)	(67,278)

CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings under revolving credit facilities	33,250	—
Payments under revolving credit facilities	(10,000)	—
Payments on capital lease obligation	(79)	(86)
Net settlement of employee withholding taxes on vesting of ARLP Long-Term Incentive Plan	(1,265)	(791)
Distributions paid by consolidated partnership to noncontrolling interests	(16,737)	(15,356)
Distributions paid to Partners	(27,089)	(24,095)

Net cash used in financing activities	(21,920)	(40,328)

EFFECT OF CURRENCY TRANSLATION ON CASH	(282)	60

NET CHANGE IN CASH AND CASH EQUIVALENTS	13,247	(33,126)

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	24,361	246,708

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$37,608	$213,582

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